SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 24, 2006
THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On July 24, 2006, The Talbots, Inc., (the “Company”) entered into a Term Loan Agreement (the “Loan Agreement”) with certain specified lenders and Mizuho Corporate Bank, Ltd. (“Mizuho”), as arranger and administrative agent. Pursuant to the Loan Agreement the Company may borrow up to $400,000,000 in term loans to be repaid no later than July 27, 2011. The term loans constitute senior unsecured obligations of the Company.
     On July 27, 2006 the Company borrowed $400,000,000, the entire principal amount of term loans available under Loan Agreement (the “Loans”) and applied the proceeds thereof to repay amounts outstanding under the Revolving Loan Credit Agreement dated as of February 2, 2006 between the Company, as borrower, and Mizuho.
     The Loans bear interest at a rate per annum equal to the LIBOR plus 0.35%. The Loans amortize in quarterly installments of $20,000,000 with the remaining principal balance due on July 27, 2011 or earlier upon the occurrence of certain circumstances set forth in the Loan Agreement. The Loan Agreement contains events of default upon the occurrence of which the repayment of the Loans could be accelerated. The Loan Agreement contains negative covenants customary for agreements of this type, including, without limitation, covenants restricting liens and encumbrances, sale and leaseback transactions, mergers, consolidations and sales of assets, incurrence of indebtedness and guaranties, dividends and retirement of capital stock, investments and prepayment of subordinated indebtedness. The Loan Agreement also includes financial covenants, including a maximum leverage ratio applicable to the Company, a minimum net worth applicable to the Company and its subsidiaries and a minimum fixed charge coverage ratio applicable to the Company and its subsidiaries.
     Other terms and conditions of the agreement are set forth in the Loan Agreement which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Term Loan Agreement, dated as of July 24, 2006, among The Talbots, Inc., the lenders from time to time party thereto and Mizuho Corporate Bank, Ltd., as arranger and administrative agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: July 28, 2006	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of July 24, 2006, among The Talbots, Inc., the lenders from time to time party thereto and Mizuho Corporate Bank, Ltd., as arranger and administrative agent.